

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets  as of  March  31,  1996  and  the  Consolidated  Statements  of
Operations  for the three  months  ended  March  31,  1996 as  qualified  in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              MAR-31-1996
<PERIOD-END>                                   MAR-31-1996
<CASH>                                            5,121
<SECURITIES>                                          0
<RECEIVABLES>                                   163,891
<ALLOWANCES>                                          0
<INVENTORY>                                      13,860
<CURRENT-ASSETS>                                308,819 <F1>
<PP&E>                                           38,502
<DEPRECIATION>                                  (26,506)
<TOTAL-ASSETS>                                  518,762 <F2>
<CURRENT-LIABILITIES>                           256,530
<BONDS>                                          94,631
<PREFERRED-MANDATORY>                               100
<PREFERRED>                                           0
<COMMON>                                          4,985
<OTHER-SE>                                            0
<TOTAL-LIABILITY-AND-EQUITY>                    518,762 <F3>
<SALES>                                               0
<TOTAL-REVENUES>                                270,029
<CGS>                                                 0
<TOTAL-COSTS>                                  (258,250)
<OTHER-EXPENSES>                                   (336)
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                               (1,707)
<INCOME-PRETAX>                                   1,602 <F4>
<INCOME-TAX>                                       (115)
<INCOME-CONTINUING>                               1,487
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      1,487
<EPS-PRIMARY>                                       .20
<EPS-DILUTED>                                         0

<F1> Includes Equity in Construction Joint Ventures of $67,739, Unbilled Work of
     $37,612, and Other Short-Term Assets of $20,596, not currently reflected in this tag list.

<F2> Includes  investments  in and  advances  to Real Estate  Joint  Ventures of
     $149,923, Land Held for Sale or Development of $41,286, and Other Long-Term Assets of $6,738 not currently reflected in this tag list.

<F3> Includes  Deferred Income Taxes and Other  Liabilites of $57,082,  Minority
     Interest of $2,932, Paid-In Surplus of $57,626, Retained Earnings of $53,018, ESOT Related Obligations of $(3,976), and Treasury Stock of $(4,166).

<F4> Includes  General,  Administrative  and  Selling  Expenses  of $8,134,  not
     currently reflected on this tag list.

